QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 9, 2002, in the Registration Statement on Form S-4 and the related Prospectus of Salt Holdings Corporation dated July 24, 2003.

/s/ Ernst & Young LLP

Kansas City. Missouri
July 24, 2003

QuickLinks

Consent of Independent Auditors